EMERA GROUP OF COMPANIES
December 31, 2003

Nova Scotia
Power Inc.

Emera Fuels Inc.

NS Power
Services Ltd.

Strait Energy Inc.

NSP Pipeline
Management Ltd.

NSP Pipeline, Inc.

NSP US
Holdings Inc.

Emera Utility
Services Inc.

1447585 Ontario
Ltd.

Utilismart Corporation
(formerly 2008476 Ontario Ltd.)

NSP Investments

Inc.

Cablecom

Ltd.

Scotia Holdings Inc.

Maritimes & Northeast
Pipeline Management Ltd.

NSP Trigen Inc.

Maritimes & Northeast
Pipeline Limited Partnership

Ontario 8 Group Financing

Limited Liability Company

Fibretek
Inc.

Nova Power
Holdings Inc.

Scotia Power
U.S. Ltd.

Maritimes & Northeast
Pipeline, L.L.C.

12.5%

0.125%

12.375%

50%

12.5%

53%

Emera Incorporated

Exhibit G

EMERA GROUP OF COMPANIES
December 31, 2003

BHE Holdings
Inc.

Emera Energy
Inc.

Emera US
Holdings Inc.

3065381 Nova Scotia
Company

3065383 Nova Scotia
Company

3065384 Nova Scotia
Company

3065385 Nova Scotia
Company

Emera Investments
LLC

Maine Yankee Atomic
Power Co.

Emera Incorporated

Emera Energy U.S.
Subsidiary No. 1, Inc.

Emera Energy U.S.
Subsidiary No. 2, Inc.

Emera Energy
Services, Inc.

Greyhawk Gas Storage
Company, L.L.C.

Bangor Hydro-Electric
Company

Maine Electric Power

Co. Inc.

Bangor Var
Co., Inc.

Chester SVC
Partnership

Bangor Energy
Resale, Inc.

CareTaker, Inc.

East Branch
Improvement Company

Godfrey’s Falls
Dam Company

The Sawtelle Brook Dam &
Improvement Company

12.5%

The Sebois Dam
Company

The Pleasant River Gulf
Improvement  Company

Bangor Fiber
Co. Inc.

Bangor Line
Co.

50%

14.2%

50%

60%

7%